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                              CONSULTING AGREEMENT

     CONSULTING AGREEMENT dated as of July 13, 1996 between Thomas L. Gregory ("Consultant") and Supercuts, Inc. (the "Corporation").

     WHEREAS, the Corporation deems it advisable to retain Consultant to provide consulting and advisory services and Consultant is willing to provide such services to the Corporation,

     IT IS, THEREFORE, AGREED:

     1. CONSULTING PERIOD. The "Consulting Period" shall mean the period beginning upon the later to occur (the "Effective Date") of (i) the Consultant's resignation or termination as Chairman of the Board of Directors of the Corporation; and (ii) a change in control (as defined herein) of the Corporation, and ending forty-eight months from the Effective Date. For the purposes of this Agreement a change of control ("Change in Control") means a change in control of the Corporation which shall be deemed to have occurred in any one of the following circumstances: (i) there shall have occurred an event required to be reported with respect to the Corporation in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item or any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Corporation is then subject to such

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reporting requirement; (ii) any "person" (as such term is used in Sections 13(d)
and 14(d) of the Exchange Act) shall have become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation's then outstanding voting securities without prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such persons attaining such percentage interest;
(iii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including, for this purpose, any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

     2.   CONSULTING SERVICES AND RELATIONSHIP

     (a) SERVICES. During the Consulting Period, Consultant shall provide consulting and advisory services to the Corporation with respect to the coordination of the Corporation's business

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activities.  Consultant shall be required to spend no more than twenty hours during each month of the Consulting Period in the discharge of the services to be rendered by him hereunder. In providing services under this Agreement, the Corporation shall not require Consultant to travel more than fifty miles from his home for meetings or other assignments. Consultant shall use commercially reasonable efforts to perform faithfully and efficiently the responsibilities and duties assigned to him under this Agreement.

     (b) RELATIONSHIP. Consultant shall be a consultant, and not an employee of the Corporation, within the meaning of all federal, state and local laws and regulations governing employment insurance, workers' compensation, industrial accident, labor and taxes. During the Consulting Period, Consultant shall have the right to (i) participate in any 401(k) or other similar retirement savings plan available to executive officers of the Corporation to the extent permitted by law, and (ii) receive full healthcare benefits for himself and his dependents of the type and to the extent available to executive officers of the Corporation or if such healthcare benefits cannot be provided by the Corporation, the Corporation will reimburse Consultant for the costs of purchasing comparable benefits on his own.

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     3.   COMPENSATION, EXPENSES AND INDEMNIFICATION

     (a) On the Effective Date, the Corporation will pay Consultant $400,000 by wire transfer to an account designated by Consultant.

     (b) During the Consulting Period, the Corporation shall pay Consultant the sum (the "Consulting Fee") of $8,333.33 per month, payable monthly.

     (c) The Corporation shall promptly reimburse Consultant for all reasonable expenses incurred by Consultant during the Consulting Period in the performance of his duties hereunder in accordance with the expense reimbursement policy of the Corporation applicable to its own employees.

     (d) The Corporation shall reimburse Consultant for tax preparation expenses of up to $5,000 per year for each year of the Consulting Period.

     (e) Consultant is entitled to receive indemnification from the Corporation for all acts performed by Consultant in his capacity as Consultant to the Corporation. Such indemnification shall be provided to the fullest extent permitted by applicable law and the Corporation's charter, and in any event, consistent with the indemnification rights afforded by the Corporation to members of the Corporation's Board of Directors.

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     4.   EVENTS OF TERMINATION.

     (a) DEATH OR DISABILITY. The Consulting Period shall terminate automatically upon the death or disability of Consultant, subject to the provisions of Section 5.

     (b) BY CONSULTANT. The Consulting Period may be terminated by Consultant for any reason upon at least thirty days' written notice to the Corporation.

     (c) BY THE CORPORATION FOR CAUSE. The Corporation may terminate the Consulting Period only with "Cause" (as defined below) and only upon at least thirty days' written notice to Consultant. For purposes of the preceding sentence, "Cause" shall mean (i) Consultant's willful and continued refusal to perform his services hereunder, which refusal continues after written notice thereof is given to Consultant by the Corporation or, (ii) Consultant's being convicted of, or pleading guilty or no contest to, a felony involving moral turpitude.

     5. OBLIGATION UPON DEATH, DISABILITY OR TERMINATION. In the event of the death or disability of Consultant, the Corporation's obligations under Section 3(b) shall terminate upon the occurrence of such event, or in the event the Corporation breaches this Agreement or terminates the Consulting Period without Cause, the Corporation's obligations under Section 3(b) shall accelerate and all monthly payments of the Consulting Fee then remaining through to the end of the Consulting Period shall

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be immediately paid to Consultant or Consultant's estate, as applicable.

     6. NON-COMPETITION. During the Consulting Period, Consultant shall not perform any other remunerated services of a professional or business nature to any person or business that engages in substantially the same type of business as the Corporation or any of its subsidiaries, including, but not limited to, the production, sale and distribution of salon and hair care products or services. The foregoing covenant shall apply for the entire Consulting Period notwithstanding any earlier termination of this Agreement.

     7. CONFIDENTIAL INFORMATION. Consultant shall hold in a fiduciary capacity for the benefit of the Corporation all secret or confidential information, knowledge or data relating to the Corporation or any of its subsidiaries or affiliated companies and their respective businesses which shall have been obtained by Consultant during the Consulting Period and which is not public knowledge or which becomes public knowledge solely by acts of Consultant in violation of this Agreement. After expiration of the Consulting Period, Consultant shall not, without prior written consent of the Corporation, communicate or divulge any such information, knowledge or data to anyone other than the Corporation and those designated by it.

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     8.   SUCCESSORS.

     (a) This Agreement is personal to Consultant and shall not be assignable by Consultant without prior written consent of the Corporation.

     (b) This Agreement shall be binding upon the Corporation and its successors or assigns. The Corporation shall expressly require any successor to the business or assets of the Corporation, whether by sale, merger, consolidation or otherwise, to expressly assume in writing and perform the obligations of the Corporation hereunder.

All notices and other communications hereto shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, or via facsimile, as follows: If to the Consultant, at his home address shown on the Corporation's records; and if to the Corporation, at its principal executive offices at 550 California Street, San Francisco, CA, Attn: General Counsel, or to such other address as either party shall have furnished to the other in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

     (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (d) The failure of the Corporation or Consultant at any time to enforce performance by the other of any provisions of

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this Agreement shall in no way affect the Corporation's or Consultant's (as applicable) rights thereafter to enforce the same, nor shall the waiver by the Corporation or Consultant of any breach of any provision hereof be held to be a waiver by such party of any other breach of the same or any other provision.

     (e) This Agreement contains the entire understanding of the Corporation and Consultant with respect to the subject matter hereof, and supersedes and renders null and void any previous agreements between them with respect thereto.

     (f) This Agreement establishes contract rights which shall be binding upon, and shall inure to the benefit of, the successors, assigns, heirs, and legal representatives of the parties hereto.

     IN WITNESS WHEREOF, Consultant has hereunto set his hand and the Corporation has caused these presents to be duly executed in its name on its behalf, all as of the day and year first above written.


                                   /s/ Thomas L. Gregory
                                   ------------------------------
                                   Thomas L. Gregory


                                   SUPERCUTS, INC.

                                   By:  /s/ Lawrence D. Imber
                                      ---------------------------
                                      Lawrence D. Imber
                                      Senior Vice President, General Counsel and
                                      Secretary